Tri-Continental Corporation

Name Change Authorization Form

Please complete this form to update a name on your account. For example, submit this form if your name has changed as a result of marriage or divorce. Please note: This form may not be submitted to change an account registration in any way other than altering a stockholder’s name (generally resulting from marriage, divorce, etc.).

Part 1	Stockholder Information

Name of Stockholder (First, Middle Initial, Last)        Date of Birth (MM/DD/YYYY)   Social Security Number

Name of Co-Stockholder, if applicable            Date of Birth (MM/DD/YYYY)   Social Security Number

Street Address or APO/FPO                City            State     ZIP Code

Mobile Phone Number                  Home Phone Number

Part 2	Account Information

If there are more accounts to disclose, please provide an attachment with additional account numbers. Your fund number(s) and account number(s) can be found on your statement.

Fund Name	Fund Number	Account Number

Part 3	Name Change Instructions

I agree that the former name listed below refers to the same person as the new name listed below. Therefore, please update my account(s) to my new name.

Former Name:

Name (First, Middle Initial, Last)

is one and the same as

New Name:

Name (First, Middle Initial, Last)

Part 4	Certificates

Please return this form with any outstanding certificates. We suggest certificates be returned unsigned by registered or certified mail to Tri-Continental Corporation at one of the addresses in Part 6 below. If you have a certificate but cannot find it, please call a representative at 800.345.6611, option 3, Monday through Friday from 9:00 a.m. to 6:00 p.m. ET.

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. ET.

CT-FR/111503 H (12/22)

Part 5	Signature & Certification

By signing your new name, you are affirming yourself “one and the same person as” the former name. Please note, this form may not be submitted to change the account registration in any way other than altering a stockholder’s name (generally resulting from marriage, divorce, etc.).

A Medallion Signature Guarantee (MSG) or Signature Validation Program (SVP) Stamp is required. If a certified copy of the marriage certificate or legal document effecting the name change, using both the new and old names, is submitted along with this form no MSG or SVP is needed.

Medallion Signature Guarantee or Signature Validation Program Stamp

Print Name of Stockholder

Signature of Stockholder
X

Date (MM/DD/YYYY) Capacity, if applicable

The signatures of all account owners must be guaranteed by a Medallion Signature Guarantee (MSG) or Signature Validation Program (SVP) Stamp. A MSG or SVP Stamp may be executed by any eligible institution, including, but not limited to, the following: banks, credit unions, savings associations, brokers or dealers. An eligible guarantor institution providing an MSG must participate in one of the three Medallion Signature Guarantee programs recognized by the Securities and Exchange Commission. These Medallion Signature Guarantee programs include the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP). A MSG or SVP stamp helps assure that a signature is genuine and not a forgery. Notarization by a notary public is not an acceptable signature guarantee or signature validation. The Transfer Agent reserves the right to reject a signature guarantee or signature validation and to request additional documentation for any transaction.

Part 6	Return Instructions

Regular mail Tri-Continental Corporation	Overnight mail Tri-Continental Corporation
P.O. Box 219371	c/o SS&C GIDS, Inc.
Kansas City, MO 64121-9371	430 W 7th Street, STE 219371
Kansas City, MO 64105-1407

For assistance completing this form, please contact a representative at 800.345.6611, option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. ET.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name for the Columbia Threadneedle group of companies. Columbia Management Investment Services Corp. is the Service Agent for Tri-Continental Corporation.

© 2022 Columbia Management Investment Advisers, LLC. All rights reserved.	CT-FR/111503 H (12/22)

5321630 (12/22)